Schedule A

As of April 21, 2014

The following funds shall not pay the Investment Manager a direct fee for services rendered hereunder:

•	Columbia Income Builder Fund

•	Columbia Short-Term Cash Fund

For the following funds, the asset charge for each calendar day of each year shall be equal to the total of 1/365th (1/366th in each leap year) of the amount computed in accordance with the fee schedule in the table, below:

Fund	Agreement Adoption and Schedule A Effective Date	Net Assets (billions)	Annual rate at each asset level “Asset Charge”
Active Portfolios Multi-Manager Value Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of November 10, 2011	First $0.5 Next $0.5 Next $0.5 Next $1.5 Next $3.0 Over $6.0	0.660% 0.615% 0.570% 0.520% 0.510% 0.490%

Columbia Absolute Return Currency and Income Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of March 7, 2011	First $1.0 Next $1.0 Next $1.0 Next $3.0 Next $1.5 Next $1.5 Next $1.0 Next $5.0 Next $5.0 Next $4.0 Next $26.0 Over $50.0	0.890% 0.865% 0.840% 0.815% 0.790% 0.775% 0.770% 0.760% 0.750% 0.740% 0.720% 0.700%

Columbia Absolute Return Emerging Markets Macro Fund Columbia Absolute Return Enhanced Multi-Strategy Fund	Agreement adopted as of Jan. 13, 2011; and Schedule A effective as of Jan. 13, 2011	First $0.50 Next $0.50 Next $2.00 Next $3.00 Over $6.00	0.920% 0.875% 0.850% 0.830% 0.800%

Columbia Absolute Return Multi-Strategy Fund	Agreement adopted as of Jan. 13, 2011; and Schedule A effective as of Jan. 13, 2011	First $0.50 Next $0.50 Next $2.00 Next $3.00 Over $6.00	0.820% 0.775% 0.750% 0.730% 0.700%

Columbia AMT-Free Tax-Exempt Bond Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of March 7, 2011	First $1.0 Next $1.0 Next $1.0 Next $3.0 Next $1.5 Next $2.5 Next $5.0 Next $9.0 Next $26.0 Over $50.0	0.410% 0.385% 0.360% 0.335% 0.310% 0.300% 0.290% 0.280% 0.260% 0.250%

Columbia Asia Pacific ex-Japan Fund	Agreement adopted as of March 7, 2011; and	First $0.25 Next $0.25	0.800% 0.775%

Fund	Agreement Adoption and Schedule A Effective Date	Net Assets (billions)	Annual rate at each asset level “Asset Charge”
	Schedule A effective as of April 1, 2011**	Next $0.25 Next $0.25 Next $0.5 Next $1.5 Next $3.0 Next $6.0 Next $8.0 Next $4.0 Next $26.0 Over $50.0	0.750% 0.725% 0.700% 0.650% 0.640% 0.620% 0.620% 0.610% 0.600% 0.570%

Columbia Capital Allocation Aggressive Portfolio Columbia Capital Allocation Conservative Portfolio Columbia Capital Allocation Moderate Portfolio	Agreement adopted as of March 7, 2011; and Schedule A effective as of March 1, 2013	0%	Assets invested in underlying funds advised by Columbia Management (excluding any underlying fund that does not pay an investment advisory fee to Columbia Management),

0.55%

Assets invested in securities, other than third-party advised mutual funds, and in Columbia proprietary funds that do not pay an advisory fee (including exchange-traded funds, derivatives and individual securities)

		0.10%	Assets invested in nonexchange traded third-party advised mutual funds

Columbia Commodity Strategy Fund****	Agreement adopted as of April 14, 2011; and Schedule A effective as of April 14, 2011	First $0.50 Next $0.50 Next $2.00 Next $3.00 Over $6.00	0.550% 0.505% 0.480% 0.460% 0.440%

Columbia Diversified Equity Income Fund Columbia Dividend Opportunity Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of July 1, 2011**	First $0.5 Next $0.5 Next $0.5 Next $1.5 Next $3.0 Over $6.0	0.660% 0.615% 0.570% 0.520% 0.510% 0.490%

Fund	Agreement Adoption and Schedule A Effective Date	Net Assets (billions)	Annual rate at each asset level “Asset Charge”
Columbia European Equity Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of July 1, 2011**	First $0.25 Next $0.25 Next $0.25 Next $0.25 Next $0.5 Next $1.5 Next $3.0 Next $14.0 Next $4.0 Next $26.0 Over $50.0	0.800% 0.775% 0.750% 0.725% 0.700% 0.650% 0.640% 0.620% 0.610% 0.600% 0.570%

Columbia Limited Duration Credit Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of July 1, 2011***	First $1.0 Next $1.0 Next $1.0 Next $3.0 Next $1.5 Next $1.5 Next $1.0 Next $5.0 Next $5.0 Next $4.0 Next $26.0 Over $50.0	0.360% 0.355% 0.350% 0.345% 0.330% 0.315% 0.310% 0.300% 0.290% 0.280% 0.260% 0.240%

Columbia Large Core Quantitative Fund Columbia Large Growth Quantitative Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of July 1, 2011**	First $0.5 Next $0.5 Next $0.5 Next $1.5 Next $3.0 Over $6.0	0.690% 0.645% 0.600% 0.550% 0.540% 0.520%

Columbia Emerging Markets Bond Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of July 1, 2011***	First $0.50 Next $0.50 Next $1.0 Next $1.0 Next $3.0 Next $1.5 Next $1.5 Next $1.0 Next $5.0 Next $5.0 Next $4.0 Next $26.0 Over $50.0	0.530% 0.525% 0.515% 0.495% 0.480% 0.455% 0.440% 0.431% 0.419% 0.409% 0.393% 0.374% 0.353%

Columbia Global Bond Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of July 1, 2011***	First $1.0 Next $1.0 Next $1.0 Next $3.0 Next $1.5 Next $4.5 Next $8.0 Next $30.0 Over $50.0	0.570% 0.525% 0.520% 0.515% 0.510% 0.500% 0.490% 0.480% 0.470%

Columbia Equity Value Fund	Agreement adopted as of March 7, 2011; and	First $0.5 Next $0.5	0.660% 0.615%

Fund	Agreement Adoption and Schedule A Effective Date	Net Assets (billions)	Annual rate at each asset level “Asset Charge”
	Schedule A effective as of June 1, 2011**	Next $0.5 Next $1.5 Next $3.0 Over $6.0	0.570% 0.520% 0.510% 0.490%

Columbia Flexible Capital Income Fund	Agreement adopted as of April 14, 2011; and Schedule A effective as of April 14, 2011	First $0.50 Next $0.50 Next $2.00 Next $3.00 Over $6.00	0.590% 0.575% 0.560% 0.530% 0.500%

Columbia Floating Rate Fund Columbia High Yield Bond Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of July 1, 2011***	First $0.25 Next $0.25 Next $0.25 Next $0.25 Next $1.0 Next $1.0 Next $3.0 Next $1.5 Next $1.5 Next $1.0 Next $5.0 Next $5.0 Next $4.0 Next $26.0 Over $50.0	0.590% 0.575% 0.570% 0.560% 0.550% 0.540% 0.515% 0.490% 0.475% 0.450% 0.435% 0.425% 0.400% 0.385% 0.360%

Columbia Global Equity Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of March 7, 2011	First $0.25 Next $0.25 Next $0.25 Next $0.25 Next $0.5 Next $1.5 Next $3.0 Next $14.0 Next $4.0 Next $26.0 Over $50.0	0.800% 0.775% 0.750% 0.725% 0.700% 0.650% 0.640% 0.620% 0.610% 0.600% 0.570%

Columbia Global Infrastructure Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of July 1, 2011*	First $1.0 Next $1.0 Next $4.0 Over $6.0	0.650% 0.600% 0.550% 0.500%

Columbia Money Market Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of March 7, 2011	First $1.0 Next $0.5 Next $0.5 Next $0.5 Next $2.5 Next $1.0 Next $1.5 Next $1.5 Next $1.0 Next $5.0 Next $5.0 Next $4.0 Over $24.0	0.330% 0.313% 0.295% 0.278% 0.260% 0.240% 0.220% 0.215% 0.190% 0.180% 0.170% 0.160% 0.150%

Fund	Agreement Adoption and Schedule A Effective Date	Net Assets (billions)	Annual rate at each asset level “Asset Charge”
Columbia Income Opportunities Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of March 7, 2011	First $0.25 Next $0.25 Next $0.25 Next $0.25 Next $1.0 Next $1.0 Next $3.0 Next $1.5 Next $1.5 Next $1.0 Next $5.0 Next $5.0 Next $4.0 Next $26.0 Over $50.0	0.590% 0.575% 0.570% 0.560% 0.550% 0.540% 0.515% 0.490% 0.475% 0.450% 0.435% 0.425% 0.400% 0.385% 0.360%

Columbia Inflation Protected Securities Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of March 7, 2011	First $1.0 Next $1.0 Next $1.0 Next $3.0 Next $1.5 Next $1.5 Next $1.0 Next $5.0 Next $5.0 Next $4.0 Next $26.0 Over $50.0	0.440% 0.415% 0.390% 0.365% 0.340% 0.325% 0.320% 0.310% 0.300% 0.290% 0.270% 0.250%

Columbia Large Value Quantitative Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of March 7, 2011	First $0.5 Next $0.5 Next $0.5 Next $1.5 Next $3.0 Over $6.0	0.690% 0.645% 0.600% 0.550% 0.540% 0.520%

Columbia Marsico Flexible Capital Fund	Agreement adopted as of Sept. 22, 2010; and Schedule A effective as of Jan. 23, 2013	First $0.50 Next $0.50 Next $0.50 Next $1.50 Next $3.00 Over $6.00	0.710% 0.665% 0.620% 0.570% 0.560% 0.540%

Columbia Mid Cap Value Opportunity Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of July 1, 2011**	First $0.5 Next $0.5 Next $0.5 Next $1.5 Next $9.0 Over $12.0	0.760% 0.715% 0.670% 0.620% 0.620% 0.620%

Fund	Agreement Adoption and Schedule A Effective Date	Net Assets (billions)	Annual rate at each asset level “Asset Charge”
Columbia Minnesota Tax-Exempt Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of March 7, 2011	First $0.5 Next $0.5 Next $2.0 Next $3.0 Next $1.5 Over $7.5	0.400% 0.350% 0.320% 0.290% 0.280% 0.270%

Columbia Mortgage Opportunities Fund	Agreement adopted as of April 21, 2014; and Schedule A effective as of April 21, 2014	First $1.0 Next $1.0 Next $1.0 Next $3.0 Next $1.5 Next $1.5 Next $1.0 Over $10.0	0.570% 0.560% 0.550% 0.535% 0.520% 0.505% 0.495% 0.485%

Columbia Multi-Advisor Small Cap Value Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of July 1, 2011*	First $0.25 Next $0.25 Next $0.25 Next $0.25 Over $1.0	0.970% 0.945% 0.920% 0.895% 0.870%

Columbia Select Large-Cap Value Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of March 7, 2011	First $0.5 Next $0.5 Next $2.0 Next $3.0 Over $6.0	0.710% 0.660% 0.565% 0.560% 0.540%

Columbia Select Smaller-Cap Value Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of March 7, 2011	First $0.5 Next $0.5 Over $1.0	0.790% 0.745% 0.700%

Columbia Seligman Communications and Information Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of June 1, 2013	First $3.0 Next $1.0 Next $2.0 Over $6.0	0.855% 0.825% 0.775% 0.725%

Columbia Seligman Global Technology Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of June 1, 2013	First $3.0 Next $1.0 Next $2.0 Over $6.0	0.855% 0.825% 0.775% 0.725%

Columbia Global Opportunities Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of April 12, 2012	Assets invested in underlying funds (including any ETFs) that pay an investment advisory fee to the Investment Manager	0.00%
Assets invested in securities (other than underlying mutual funds (including any ETFs) that pay an investment advisory fee to the Investment Manager), including other funds advised by the Investment Manager that do not pay an investment advisory fee, derivatives and individual securities.

		First $0.5 Next $0.5 Next $0.5	0.66 0.615 0.57	% % %

Fund	Agreement Adoption and Schedule A Effective Date	Net Assets (billions)	Annual rate at each asset level “Asset Charge”
		Next $1.5 Next $3.0 Over $6.0	0.52% 0.51% 0.49%

Columbia U.S. Government Mortgage Fund	Agreement adopted as of March 7, 2011; and Schedule A effective as of April 1, 2011***	First $0.5 Next $0.5 Next $1.0 Next $1.0 Next $3.0 Next $1.5 Next $1.5 Next $3.0 Next $8.0 Next $4.0 Next $26.0 Over $50.0	0.430% 0.430% 0.420% 0.400% 0.400% 0.380% 0.365% 0.360% 0.350% 0.340% 0.320% 0.300%

*	Reflects elimination of the Performance Incentive Adjustment.
**	Reflects elimination of the Performance Incentive Adjustment and changes to the fee schedule.
***	Reflects changes to the fee schedule.
****	When calculating asset levels for purposes of determining fee breakpoints, asset levels are based on net assets of the Fund, including assets invested in any wholly-owned subsidiary advised by the Investment Manager (“Subsidiaries”). Fees payable by the Fund under this agreement shall be reduced by any investment management service fees paid to the Investment Manager by any Subsidiaries under separate investment management services agreements with the Subsidiaries.

The computation shall be made for each calendar day on the basis of net assets as of the close of the preceding day. In the case of the suspension of the computation of net asset value, the fee for each calendar day during such suspension shall be computed as of the close of business on the last full day on which the net assets were computed. Net assets as of the close of a full day shall include all transactions in shares of the Fund recorded on the books of the Fund for that day.

IN WITNESS THEREOF, the parties hereto have executed the foregoing Schedule A as of April 21, 2014.

COLUMBIA FUNDS SERIES TRUST II

By:	/s/ Michael G. Clarke
Name: Michael G. Clarke
Title: Chief Financial Officer

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ J. Kevin Connaughton
Name: J. Kevin Connaughton
Title: Senior Vice President